                                                      EXHIBIT 10.86



                  TECHNOLOGY LICENSE AGREEMENT
                   ---------------------------

          THIS Technology License Agreement is made as of the 11th day of March, 1994, by and between SKW TROSTBERG AG, a German corporation with offices located at Dr. Albert-Frank-Str. 32, 8223 Trostberg, Germany, (the"Licensor"); and MICHAEL FOODS, INC., a Delaware corporation, with offices located at 324 Park National Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416, (the "Licensee") on the following terms and conditions:


                            RECITALS

          WHEREAS, the Licensor is the owner of Technology (as hereafter defined) used in the processing, production, manufacture, distribution, use and sale of CRE (as hereafter defined); and

          WHEREAS, the Licensee wishes to be engaged in the processing, production, manufacture, distribution, use and sale of CRE; and

          WHEREAS, the Licensor wishes to grant, and the Licensee wishes to obtain, a license to use certain know-how relating to the processing, production, manufacture, distribution, use and sale of the CRE in order to process, produce, manufacture, distribute, use and sell the CRE in the Territory (as hereafter defined) subject to the terms of this Technology License Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:


                            SECTION 1

                           DEFINITIONS

          In this Technology License Agreement:

          1.1 "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with or is controlled by that Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise except that with respect to any corporation, the voting securities of which are traded on any securities exchange or established trading market, the term "control" shall mean the possession, directly or indirectly, of the power to elect a majority of that corporation's board of directors or similar governing body through beneficial ownership of a majority of the voting securities of such corporation.

          1.2 "CRE" shall mean cholesterol reduced eggs produced through the utilization of the Technology.

          1.3 "Improvement" shall mean any extension, new application, adaptation or further development of the Technology which is made or acquired by either party hereto or any of their respective Affiliates, licensees, or sublicensees.

          1.4 "Know-How" shall mean any information, including, without limitation, product designs, processes and processing methods, apparatus specifications, production specifications and techniques, raw material specifications and sources, test methods and standards, manuals, quality control reports, invention records, formulae, calculations, research records and reports, and marketing surveys and reports, which are possessed and known in any form whatsoever, whether communicated orally or embodied in plans, drawings, photographs, tapes, discs, memoranda, notes, reports, studies, or samples, and which relate to the development, design, modification, construction, formulation, production, manufacture, use, distribution or sale of the CRE, and whether such information is patentable or unpatentable and whether now existing or hereafter developed. A list of Know-How now existing is attached hereto as SCHEDULE A.

          1.5 "License" shall mean the license of the Technology by the Licensor to Licensee pursuant to Section 3 hereof.

          1.6 "Patent" shall mean any U.S. or Canadian patent, application therefore, or continuation or renewal thereof obtained by Licensor or any of its Affiliates with respect to a process for the reduction or elimination of cholesterol from eggs in the United States, including U.S. patent no. 5,063,077 (granted November 5, 1991), U.S. patent no. 4,980,180 (granted December 25, 1990). _______________________*____________________
________________________________________.

          1.7 "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government and any department or agency thereof.

          1.8 "Pilot Plant" shall mean the test facility located in Gaylord, Minnesota, used by the Cholorex Company for testing the CRE process prior to the construction of the S-E Plant.

          1.9 "Purchase Agreement" shall mean that Purchase and Sale Agreement between Licensor and Licensee of even date herewith.

* Request for confidential treatment has been filed with the Commission for the redacted portions of this Exhibit.


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           1.10     "Sales Price" shall mean the sales price of
CRE sold by Licensee to the first party not related to or affiliated with Licensee in the chain of distribution and/or the equivalent sales price of CRE which is incorporated into other egg products.

          1.11 "S-E" Plant shall mean the facility located in Gaylord, Minnesota for the production of CRE constructed by S-E
Constructors, Inc. pursuant to an agreement effective as of August 6, 1991 with Cholorex Company.

          1.12 "Technology" shall mean any and all Patents, Know-
How and Improvements.

          1.13 "Term" shall mean the period beginning on the date first written above and ending twenty (20) years from said date or earlier upon termination of this Technology License Agreement in accordance with the provisions of Section 14.

          1.14 "Territory" shall mean the United States of America, including the District of Columbia, the U.S. Virgin Islands, and the Commonwealth of Puerto Rico (excluding, however, any territories or possessions of the United States) and Canada.

          1.15 "Trade Secret" shall mean: (i) the contents of any pending patent application unless and until published by the patent office where such patent application is pending; and (ii) any Know-How disclosed by the Licensor to the Licensee which, at the time of its communication, was not already rightfully in the Licensee's possession and was not in the public domain, including patent applications which have been denied or withdrawn; PROVIDED, HOWEVER, that any Know How in the possession of Licensee as a result of (i) its Affiliate's participation as a partner in the Cholorex Company or (ii) its purchase of SKW Nature's Products, Inc. partnership interest in Cholorex Company pursuant to the Purchase Agreement shall nonetheless be deemed Trade Secrets subject to the terms and conditions of this License Agreement, including but not limited to the confidentiality provisions hereof.



                            SECTION 2

                         REPRESENTATIONS

          Licensor warrants and represents to Licensee that:

          2.1 AUTHORITY. Licensor is the owner of the Technology described herein with full corporate power and authority to enter into this Technology License Agreement with Licensee.

          2.2  LICENSE AGREEMENT.  Upon execution of this
Technology License Agreement, this Technology License Agreement

                                3


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shall be the valid and binding obligation of Licensor enforceable in accordance with its terms, subject as to enforcement only to applicable bankruptcy and insolvency laws and the equitable powers of any court of competent jurisdiction.

          2.3 KNOWLEDGE OF ADVERSE CLAIMS. To the best of its knowledge and except with respect to the CSIRO patent and the Monserbio/Asterol patent situation described in the Agreement between Licensor and Asterol International S.A. dated August 30, 1993 both of which have been previously disclosed to Licensee and the License Agreement dated March 31, 1992 between Asterol International S.A. and Licensee, Licensor has not received any written notice of any adverse claims with respect to the Technology from any third party.


                            SECTION 3

                             LICENSE

          Subject to the limitations set forth in Section 4, the Licensor hereby grants to the Licensee the following licenses:

          3.1 PATENTS. A non-exclusive license under each Patent to process, produce, manufacture, use, distribute and sell the CRE covered by such Patent in the Territory for a period equal to the shorter of the life of such Patent or the Term.

          3.2 KNOW-HOW. A non-exclusive license to use the Know-How in connection with the processing, production, manufacture, use, distribution and sale of the CRE in the Territory for a period equal to the Term.

          3.3 TRADE SECRETS. A non-exclusive license to use the Trade Secrets in connection with the processing, production, manufacture, use, distribution and sale of the CRE in the Territory for a period equal to the Term.

          3.4 CROSS LICENSE. Certain of the SKW Know-How, described on SCHEDULE A-1 (the "Joint Know-How"), is jointly owned by the Licensor and the Licensee. Each of the Licensor and the Licensee hereby grants to the other a perpetual, non-exclusive, non-transferable, royalty-free, worldwide license to the Joint Know-How, with the right of sublicense. Each party shall promptly notify the other of any sublicenses granted under this cross-license, including a complete description of the Joint Know-How being licensed. The Licensee's right to use and sublicense Joint Know-How shall not be construed to expand the scope or Territory of the Licensee's license of SKW Know-How which does not include Joint Know-How.


                            SECTION 4

                          RESTRICTIONS

          4.1 NO ASSIGNMENT. None of the licenses granted pursuant to this Technology License Agreement shall constitute an assignment of the matter licensed, nor grant to the Licensee any ownership right or title therein. The Licensor retains exclusive title to the licensed Technology.

          4.2 NO FURTHER LICENSE. The Licensee may not sublicense or assign to any Person any of its rights under this Technology License Agreement except with the prior written approval of the Licensor PROVIDED, HOWEVER, that Licensee may sublicense or assign its rights under this Technology License Agreement to an Affiliate of Licensee. Licensee shall give Licensor prompt written notice of any such license or assignment. Licensee shall require all sublicensees or assignees to agree in writing to be bound by the provisions of this Technology License Agreement. Notwithstanding any permitted sublicense or assignment of Licensee's rights, Licensee shall remain fully liable for the fulfillment of all obligations of Licensee under this Technology License Agreement.

          4.3 SALE OF S-E PLANT. In the event of the sale of the S-E Plant, the Pilot Plant or any other such facility to a non-Affiliate of Licensee (a "Third Party Purchaser"), Licensee shall obtain the prior written consent of Licensor to disclose the Trade Secrets and unpatented Improvements to the Third Party Purchaser. If Licensor gives its consent, the Third Party Pur-chaser shall be required to sign a written confidentiality agreement in form and substance acceptable to Licensor. In the event of the sale of the S-E Plant and if requested by Licensee, Licensor will negotiate in good faith a license agreement with such Third Party Purchaser substantially on the same terms as this License Agreement, PROVIDED, HOWEVER, that the royalty and license fee may be on such terms as Licensor shall require.


                            SECTION 5

                      TECHNICAL ASSISTANCE

          5.1 INITIAL ASSISTANCE. The Licensor will provide the Licensee with up to three hundred fifty (350) hours of technical assistance from one or more of Licensor's or its Affiliates' employees, if available, selected by the Licensor, to assist the Licensee in the manufacture of the CRE. These services will be provided at the Licensee's premises as may be reasonably requested by the Licensee.

          5.2 COST OF ASSISTANCE. The Licensee will pay all subsistence, travel and accommodation costs of its own employees and those of the Licensor or its Affiliates incurred in connection with the assistance to be provided under Section 5. 1. In addition, Licensee shall reimburse Licensor or its Affiliates, as the case may be, for its wage and benefits costs incurred by Licensor or its Affiliates in providing each such employee to perform such technical assistance by paying to Licensor an amount equal to






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               (a)  150% multiplied by

               (b) the hourly rate of each such employee made available to Licensee multiplied by

               (c) the number of work hours such employee was not at his regular work station (including those hours traveling to and from the location where the technical assistance was given).

          5.3 ADDITIONAL ASSISTANCE. If the Licensee requests, and the Licensor agrees to provide additional technical assistance from employees of the Licensor or its Affiliates, then the Licensee shall reimburse the Licensor or its Affiliates for such additional technical assistance on the terms provided in
Section 5.2 above. Such additional technical assistance shall not be unreasonably withheld, but the Licensor may give due consideration to the needs of its or its Affiliates' operations from employees capable of giving such assistance when receiving such a request and the request shall be granted only when mutually acceptable to the Licensor and the Licensee.


                            SECTION 6

                             ROYALTY

          6.1 Royalty. The Licensee shall pay to the Licensor a royalty equal to _______________________*________________________.
Such royalty shall be payable by the Licensee quarterly, by the accounting date following the calendar quarter in which such royalty accrued. "ACCOUNTING DATE" means the forty-fifth (45th) day (or if a weekend or holiday, on the next following business day) following the end of each calendar quarter. All payments shall be made in U.S. Dollars, regardless of the currency of accrual. Where royalties accrue in a currency other than U.S. Dollars, conversion shall be made in accordance with the exchange rate published in the WALL STREET JOURNAL (East Coast Edition) on the last day of the calendar quarter in which they accrued. Payments not timely made shall accrue interest at an annualized rate of interest equal to two (2) percentage points above the prime rate of interest published in the WALL STREET JOURNAL on the last day of each month in which such amounts are outstanding. In the event that the WALL STREET JOURNAL shall not have been published on a given applicable date, the applicable exchange or prime rate shall be that published on the next business day; if the WALL STREET JOURNAL shall not publish such information or shall cease publication, than the parties agree to select a comparable U.S. daily newspaper which does publish such information.


* Confidential treatment requested

                                6


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          6.2  ROYALTY REPORTS.  Licensee shall provide quarterly
reports of royalties due on the Accounting Date following the end of each calendar quarter. Such reports shall separately report the following for each country within the Territory: the number of units of CRE sold in each market; the sales price of each type of CRE sold; and the royalty due. All royalties shall be paid at the time such report is rendered. If no royalties are due, the report shall so state.

          6.3 AUDITORS. Licensee shall keep records regarding the processing, production, manufacture, use, distribution and sale of the CRE during the term of this Technology License Agreement and for a period of seven (7) years thereafter.
The Licensor shall have the right to conduct at any time, but not more than once per year, through an auditor or other representative of its choice obligated to maintain confidentiality, an audit of the accounting of the Licensee and its Affiliates with regard to the Sales Price subject to the royalty obligation. The cost of such audit shall be borne by the Licensee if the audit is made by Licensee's regular accountant or by Licensor if otherwise, unless, in the final determination, the audit shall disclose that Licensee owes Licensor additional royalties in excess of the greater of the sum of Ten Thousand Dollars ($10,000) or five percent (5%) more than the royalties actually paid to Licensee, in which event such audit cost shall be borne solely by Licensee.


                            SECTION 7

                      EXERCISE OF LICENSES

          7.1 BEST EFFORTS. The Licensee shall use its best efforts to promote, develop and extend the sale of the CRE throughout the Territory.


                            SECTION 8

                         INDEMNIFICATION

          8.1 INDEMNIFICATION. The Licensee agrees to indemnify the Licensor and hold it harmless against any claim by any third party against the Licensor arising from any defect in design, formulation, workmanship or materials of the CRE processed, produced, manufactured, distributed, used or sold by the Licensee.








                                7


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                            SECTION 9

                          IMPROVEMENTS

          9.1 NOTIFICATION. The Licensor and the Licensee shall promptly advise each other if and when they develop or acquire any Improvements.

          9.2 LICENSOR IMPROVEMENTS. The Licensor shall make all of its Improvements available to the Licensee and such Improvements shall be included in the scope of the Licenses granted in Section 3 unless the Licensor is prohibited by contract or law from doing so, in which case the Licensor shall advise the Licensee of the basis for such prohibition.

          9.3 LICENSEE IMPROVEMENTS. The Licensee shall not incorporate any of its Improvements into the CRE manufactured by it without the Licensor's consent, which consent shall not be unreasonably withheld. The Licensor and any of its licensees shall be entitled both during and after the Term and free of any fee or royalty payment to use any such Improvement in any country of the world to the extent Licensor is not precluded from using the Improvements under any other agreement.

          9.4 REGISTRATIONS. The party giving notice of any Improvements hereunder shall determine whether to apply for patent protection for such Improvements. If the other party disputes the ownership of such Improvement, it shall so advise the notifying party within ten (10) days. If the parties are unable to resolve the dispute within an additional thirty (30) days, either party may refer the matter to arbitration pursuant to Section 15.

               (a) If the party licensing such Improvements from the owner thereof desires to use them within the Territory in which such patent protection has been secured, it shall reimburse the owner thereof for the reasonable cost of the preparation, filing and prosecution of patent applications and the maintenance of the resulting patents for so long as the license of such Improvements remains in effect.

               (b) If the party licensing such Improvements desires to use them within the Territory in which the owner thereof has not secured patent protection, it shall be entitled, in the owner's name, to file for and prosecute patent applications and maintain the resulting patents for such Improvements at its own expense. The owner agrees to provide the licensing party, at its request, with all signatures and documents necessary for the filing of such patent applications.





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                           SECTION 10

               INFRINGEMENT OF THIRD-PARTY RIGHTS

          10.1 NOTICE. Licensee shall report to Licensor in writing promptly after Licensee or any of its Affiliates learns of any claim asserted against Licensee or its Affiliates that the Technology or any part thereof infringes the proprietary rights of any third party.

          10.2 PROCEDURE. In the event of an action brought against Licensee based on a claim that the CRE or any part thereof constitutes an infringement of any patent, know-how or trade secret of a third party:

               (a)  The Licensee shall promptly notify the
Licensor of any such action and Licensor may participate in such action subject to the right of control granted to Licensor herein below.

               (b) The Licensor shall defend against and pay any attorneys' costs and expenses resulting from any such action at its own expense, provided that the Licensor shall have the sole control of the defense of any action on such claim and all negotiations for settlement or compromise and the Licensee shall allow its name to be used in proceedings if necessary and shall provide all reasonable assistance at its expense in defending any action.

          10.3 REMEDIES. In the event that any CRE or any part thereof is held to constitute an infringement, the Licensor may, at its option or as part of a settlement or compromise, either procure for the Licensee the right to continue manufacturing and selling the CRE, modify the CRE so that it does not infringe, or subject to the next sentence, terminate this Technology License Agreement. Before termination of this Technology License Agreement, Licensor shall endeavor (but shall not be obligated) to procure a license to permit Licensee to continue manufacturing and selling CRE provided that, if any royalty or fee is to be paid therefor, Licensor shall procure such license only if the Licensee agrees to be solely liable therefor. If Licensee is not willing to be liable for such royalty, Licensor may terminate this Technology License Agreement. In the event of termination of this Technology License Agreement for such a cause, the Licensee shall pay all sums due, if any, under this Technology License Agreement up to the date on which the Technology License Agreement is terminated and neither party shall thereafter have any claim against the other.

          10.4 LIMITATION. Except as otherwise provided in Subsection 10.2(b), in no event shall the Licensor have any liability to the Licensee under this Section 10 with respect to any infringement which is based upon the processing, production, use, manufacture, distribution or sale of any CRE.

                                9


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           10.5     ENTIRE OBLIGATION.  The foregoing Sections
10.1 through 10.4 state the entire obligation and liability of the Licensor with respect to infringement of patents, technology and other rights by the processing, production, manufacture, distribution, use or sale of the CRE or any part thereof.

          10.6 ASSISTANCE. The Licensee shall, at its cost, give the Licensor all reasonable assistance in regard to any claims, actions or proceedings which are defended by the Licensor, and the Licensee will so far as possible make its employees and other representatives available to testify as to the facts within their knowledge when requested by the Licensor, and will make available to the Licensor all relevant records, information, samples, specimens and papers. The parties agree that the provisions of this Section 10.6 shall not be construed to require the Licensee to contribute towards the payment of any costs incurred by the Licensor in regard to its defense of any such claims, actions or proceedings.


                           SECTION 11

                INFRINGEMENT OF LICENSOR'S RIGHTS

          In the event that either party shall acquire information which leads it to believe that infringement of any Technology rights of the Licensor is taking place anywhere in the Territory it shall immediately inform the other party and the parties shall consult together to determine what action if any shall be taken in respect of such alleged infringement. Within six (6) weeks of the time when both parties shall have been informed of such infringement they shall determine whether by mutual agreement they will jointly prosecute the infringement action, in which event the costs thereof and any damages awarded as a result thereof shall be shared between the parties as they shall agree. If within that period the parties shall not have agreed to a joint prosecution of the action then the Licensor shall have an option exercisable within the next following six
(6) weeks to prosecute such action at its own cost and to retain for its own benefit any damages awarded thereon. If within that further period the Licensor shall not exercise its option then the Licensee may itself prosecute an infringement action at its own cost and retain for its own benefit any damages awarded as a result thereof. The Licensor shall permit the Licensee to prosecute in the Licensor's name any action prosecuted by the Licensee in accordance with this Section.








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                           SECTION 12

                          NO WARRANTIES

          Nothing contained in this Technology License Agreement shall be construed as:

          12.1 VALIDITY AND SCOPE. A warranty or representation by the Licensor as to the validity or scope of the Technology;

          12.2 INFRINGEMENTS. A warranty or representation by the Licensor that any processing, production, manufacture, distribution, use or sale of the CRE hereunder will be free from infringement of patents, trade secrets, trademarks, service marks, copyrights or know-how owned by parties other than the Licensor;

          12.3 NO ESTOPPEL. Conferring by implication, estoppel or otherwise upon the Licensee any license or other rights under any patent except rights expressly granted hereunder to the Licensee; or

          12.4 NO RELEASE. A release for any infringement prior to the effective date of this Technology License Agreement.



                            SECTION 13

                         CONFIDENTIALITY

          13.1 OBLIGATION. The Licensee shall keep strictly secret and not disclose, divulge, or communicate the Trade Secrets and unpatented Improvements in any manner, directly or indirectly, to any other Person (except as provided in Section 13.3) and shall itself use the Trade Secrets and unpatented Improvements solely for the purposes permitted by this Technology License Agreement. Notwithstanding the foregoing, the Licensee shall not be liable for disclosure of Trade Secrets which:

               (a) Are or later become publicly known under circumstances involving no breach of this Technology License
Agreement by the Licensee;

               (b) Were already known to the Licensee at the time it received the Trade Secrets or unpatented Improvements; PROVIDED, HOWEVER, that any Know How in the possession of Licensee as a result of (i) its Affiliate' participation as a partner in Cholorex Company or (ii) its purchase of SKW Nature's Products, Inc.'s partnership interest in Cholorex Company pursuant to the Purchase Agreement shall nonetheless be deemed Trade Secrets subject to the confidentiality restrictions of this License Agreement; or

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                (c) Are made available to the Licensee by a third
party without secrecy obligation and without breach of an obligation to the Licensor.

          If the Licensee claims that it is not bound under this Technology License Agreement by reason of Subsections (a), (b), or (c) of this Section 13.1, it shall give the Licensor written notice to that effect, together with documentary evidence to substantiate the Licensee's claims, not more than thirty (30) days after receipt by the Licensee of the Trade Secrets or unpatented Improvements, or not more than thirty (30) days after the date of discovery by the Licensee that it is not bound under this Technology License Agreement by reason of Subsections (a),
(b) or (c) of this Section 13. 1. The burden of proof in regard to the existence of any of the three foregoing exceptions shall be upon the Licensee.

          13.2 SAFEGUARDING. The Licensee shall initiate a system acceptable to the Licensor for the safe custody of all Trade Secrets and unpatented Improvements and for the control of any copies made thereof, which is known to and exercised by the minimum practicable number of its directors, officers and employees, and shall submit full details of such system in writing for prior approval by the Licensor within thirty (30) days of the date hereof.

          13.3 EMPLOYEE UNDERTAKINGS. The Licensee may disclose the Trade Secrets and unpatented Improvements only to those of its directors, officers, and employees who require it for the purposes permitted by this Technology License Agreement and shall use its best efforts to prevent any unauthorized disclosure of Trade Secrets and unpatented Improvements by them. In this connection, each of such directors, officers, and employees to whom any Trade Secret is to be disclosed shall first enter into a written agreement of secrecy in favor of the Licensor, whereby he agrees to keep the Trade Secrets and unpatented Improvements strictly secret in accordance with the terms of this Technology License Agreement, and the Licensee agrees to take all reasonable steps to enforce such undertakings. The undertaking by such directors, officers, and employees shall be in the form set out in the EXHIBIT B, attached hereto.

          13.4 NO CONVERSION. The Licensee shall not either during or after the Term use or attempt to use or permit the use of any of the Trade Secrets or unpatented Improvements for its own purposes or to convert the same to its own account or to its advantage otherwise than for the purpose of producing, manufacturing, distributing, using or selling the CRE in accordance with this Technology License Agreement.



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                           SECTION 14

                           TERMINATION

          14.1 TERMINATION BY LICENSOR.  This Technology License
Agreement shall terminate upon the occurrence of any of the following events after notice of termination is given by
Licensor:

               (a)  Breach of the terms of this Technology
License Agreement by Licensee which is not cured within forty
(40) days after notice by Licensor;

               (b) If Licensee applies for or consents to the appointment of a receiver, custodian, trustee or liquidator for all or a substantial part of its assets; admits in writing its inability to pay its debts generally as they mature; makes a general assignment for the benefit of creditors; is adjudicated a bankrupt; submits a petition or an answer seeking an arrangement with creditors; takes advantage of any insolvency law; submits an answer admitting the material allegations of a petition in bankruptcy or insolvency proceeding; has an order, judgment or decree entered by any court of competent jurisdiction approving a petition seeking organization of Licensee or appointing a receiver, custodian, trustee or liquidator for Licensee, or for all or a substantial part of any of its assets and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or fails to remove an involuntary petition for bankruptcy filed against it within sixty
(60) consecutive days of the filing thereof;

               (c) Any attempt by Licensee to assign or to grant a security interest in or otherwise encumber this Technology
License Agreement without the prior written consent of the Licensor; or

               (d) Any attempt by Licensee to challenge the validity of the Technology or the ownership thereof, or cooperation with any effort to do so, other than at the express written request of Licensor.

          14.2 EFFECT OF TERMINATION. In the event of termination of this Technology License Agreement for any reason, the Licensee shall:

               (a)  Not use, or disclose to others the Trade
Secrets and unpatented Improvements received from the Licensor under this Technology License Agreement;

               (b) Return to the Licensor within thirty (30) days from the date of termination all tangible embodiments of Trade Secrets and unpatented Improvements, retaining no copies or extracts thereof or any part thereof; and

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                (c) Immediately cease the processing, production,
manufacture, distribution, use and sale of the CRE using the Technology.

          14.3 SURVIVAL. Notwithstanding termination of this Technology License Agreement, the obligations of the Licensee under Sections 8.1 and Section 13 of this Technology License
Agreement shall continue unabated.


                           SECTION 15

                          MISCELLANEOUS

          15.1 ENTIRE AGREEMENT; WAIVER; MODIFICATIONS.   This
Technology License Agreement constitutes the complete statement of all of the arrangements among the parties as of the date hereof with respect to the transactions contemplated hereby, and all other prior or contemporaneous agreements of the parties with respect to such subject matter are hereby merged into this Technology License Agreement. No modification, discharge or waiver in whole or in part, of any of the provisions hereof shall be valid unless in writing and signed by the party against whom the same is sought to be enforced. The failure or omission of either party hereto to insist, in any instance, upon strict performance by the other party of any term or provision of this Technology License Agreement or to exercise any of its rights hereunder shall not be deemed to be a modification of any term or provision hereof or a waiver or relinquishment of the future performance of any such term or provision by such party nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision or any other term or provision of this Technology License Agreement.

          15.2 ASSIGNMENT; SUCCESSORS.  This Technology License
Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective successors and assigns.
This Technology License Agreement is not assignable by the Licensee. The Licensor may assign this Technology License
Agreement provided that such assignment shall not relieve
Licensor of its obligations.

          15.3 NOTICE. All notices and other communications hereunder shall be in writing and shall be given, transmitted and delivered by telecopy, messenger, telex, or telegram, and a copy thereof shall be mailed by Certified Mail (Airmail if to a destination in a foreign country from the point of mailing), postage prepaid, return receipt requested, to the parties at the following addresses (or such other address as shall be specified by such party by like notice), and such notice shall be deemed given on the date on which so delivered by messenger, or on the next business day following the date on which so transmitted by telex, telecopy, or telegram from the date of transmission:

          If to Licensor:

               SKW TROSTBERG AG
               P.O. Box 12 62
               83303 Trostberg
               Germany

               Attn:  Rechtsabteilung

               Telephone:    011-49-8621-86-2413
               Telecopy:     011-49-8621-86-2011

          with a copy to:

               Walter, Conston, Alexander & Green, P.C.
               90 Park Avenue
               New York, New York 10016
               Attn.: Aydin S. Caginalp, Esq.

               Telephone: 212-210-9400
               Telecopy:  212-210-9444


          If to Licensee:

               Michael Foods, Inc.
               324 Park National Bank Building
               5353 Wayzata Boulevard
               Minneapolis, Minnesota 55416
               Attn.: Corporate Secretary

               Telephone:    612-546-1500
               Telecopy:     612-546-3711

          15.4 COUNTERPARTS. This Technology License Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

          15.5 INTERPRETATION. Titles of articles and sections are for convenience only and shall be given no effect in the construction or interpretation of this Technology License Agreement. Unless the context otherwise requires, the singular includes the plural, and the plural includes the singular.

          15.6 SEVERABILITY. In the event that any provision of this Technology License Agreement is declared by a court of competent jurisdiction to be void or unenforceable, the remainder of this Technology License Agreement shall not be affected thereby

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



and shall remain in full force and effect to the extent feasible in the absence of the void and unenforceable provision. The parties furthermore agree to execute and deliver such amendatory contractual provisions to accomplish lawfully as nearly as possible the goals and purposes of the provision so held to be void or unenforceable.

          15.7 EQUITABLE REMEDIES. The rights and remedies of the parties under this Technology License Agreement shall not be mutually exclusive I.E., the exercise of one or more of the rights under this Technology License Agreement shall not preclude the exercise of rights under any other provision. Each party acknowledges that no adequate remedy of law would be available for a breach of this Technology License Agreement, and that a breach of this Technology License Agreement by one party would irreparably injure the other and accordingly agrees that in the event of a breach of any provision, the respective rights and obligations of the parties hereunder shall be enforceable by specific performance, injunction or other equitable remedy (without bond or security being required), and each party waives the defense in any action and/or proceeding brought to enforce this Technology License Agreement that there exists an adequate remedy or that the other party is not irreparably injured. Nothing herein contained, however, is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any party as against the other for a breach of any provision, it being the intention of this Section 15.7 to make clear the agreement of the parties that the respective rights and obligations of the parties shall be enforceable in equity as well as at law or otherwise.

          15.8 ARBITRATION. Without prejudice to the rights of the parties to seek injunctive or equitable relief in any appropriate court of law having jurisdiction over the matter and parties involved, all claims, disputes or disagreements arising under or in connection with this Technology License Agreement shall be finally settled under the then applicable Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators (appointed in accordance with Article 2(4) of the said Rules) as follows:

               (a)   The arbitration and all communications
(written or oral) including, without limitation thereof, any evidence submitted to the arbitrators shall be in the English language or shall be accompanied by an English translation;

               (b)  The arbitrators shall apply the law
(including the procedural law) specified in Section 15.9 of this Technology License Agreement;

               (c) The arbitration shall be held in Zurich, Switzerland; and

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


               (d) The arbitrators shall award legal fees and costs (including administrative expenses and arbitrators' fees and legal fees incurred in connection with the arbitration) to each party in the proportion lost by each party in the proceeding.

          15.9      GOVERNING LAW.  This Technology License
Agreement shall be governed by and construed in accordance with the internal law of the State of New York without regard to its conflict of law principles.

          15.10 FURTHER ASSURANCES. Each party shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Technology License Agreement.


     IN WITNESS WHEREOF, this Technology License Agreement has been entered into as of the day and year first above written.


                         SKW TROSTBERG AG



                         By: /s/ Dr. Rudiger Vollbrech    /s/ Dr. Jan Cully
                            -----------------------------------------------

                             Dr. Rudiger Vollbrecht       Dr. Jan Cully
                             Member of the Board          Authorized Officer

                         MICHAEL FOODS, INC.

                         By: /s/ Jeffrey M. Shapiro EVP
                            ---------------------------------

                           Schedule A
                           ----------


Cholorex:  SKW Know-How                TKA-Dr.Buh, March 10, 1994

The following outlines the specific SKW Know-How which is incorporated in the design and construction of the Cholorex facility.

               (CONFIDENTIAL TREATMENT REQUESTED)

                (CONFIDENTIAL TREATMENT REQUESTED)

               (CONFIDENTIAL TREATMENT REQUESTED)

               (CONFIDENTIAL TREATMENT REQUESTED)

                          Schedule A-1

                         JOINT KNOW-HOW


               (CONFIDENTIAL TREATMENT REQUESTED)

                            EXHIBIT B
                            ---------

                        Date: __________



                        SECRECY AGREEMENT
                        -----------------


Re:  Technology License Agreement            Recipient:

Telephone:  (___)_____________     Security Officer:_____________

Nature of Confidential Information:

Certain Know-How, Trade Secrets and unpatented Improvements (as defined in the Technology License Agreement) relating to the processing, production, manufacture, distribution, use and sale of Cholesterol Reduced Eggs.


Reason for Disclosure: To enable the above named director, officer or employee to use such confidential information for the purposes permitted by this Technology License Agreement.


          In consideration of the disclosure of Confidential Information to Recipient by________________________________
__________________________________________ (the "Discloser") ,
which Confidential Information is the subject of that certain Technology License Agreement between Discloser and SKW Trostberg AG (the "Licensor"), the undersigned Recipient hereby certifies and agrees as follows:

1. Recipient has read the terms of Section 13, the Confidentiality Provision to the Technology License
     Agreement and, by the execution hereof, agrees to be bound by the terms thereof as if Recipient had been an original signatory thereto.

2. Recipient acknowledges that the Confidential Information to be disclosed to him by Discloser is licensed by SKW
     Trostberg AG and that Recipient has the full power and authority to enter into this Secrecy Agreement.

3. Recipient acknowledges that such Confidential Information to be disclosed to Recipient is held in confidence and trust by Discloser for Licensor, and, upon disclosure thereof to Recipient, such confidential and trust relationship extends to Recipient.

4. Recipient hereby agrees that in case of any breach of his/her obligations hereunder, the remedies of Licensor as set forth in the Technology License Agreement shall be applicable to Recipient for the benefit of both Licensor and Discloser, severally. Recipient further acknowledges that Discloser shall take all reasonable steps to ensure that the Confidential Information entrusted to it is secure.


RECIPIENT



________________________________________



By:_____________________________________








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